Exhibit 32.2
                                  CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ReliaStar Life Insurance Company of New York (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


March 25, 2004          By       /s/  James R. Gelder
--------------                   -----------------------------------------------
       (Date)                         James R. Gelder
                                      Director, President and
                                      Chief Executive Officer